Exhibit 99.1

Century Aluminum Company Reports Fourth Quarter and Full year 2020 Results

Chicago, February 18, 2021 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its fourth quarter and full year 2020 results.

Fourth Quarter 2020 Financial Results

•Shipments of 194,940 tonnes
•Net sales of $389.1 million
•Net loss of $(35.5) million, or $(0.40) per share
•Adjusted net loss(1) of $(30.6) million, or $(0.32) per share
•Adjusted EBITDA(1) of $0.8 million

Full Year 2020 Financial Results

•Shipments of 811,176 tonnes
•Net sales of $1,605.1 million
•Net loss of $(123.3) million, or $(1.38) per share
•Adjusted net loss(1) of $(112.4) million, or $(1.17) per share
•Adjusted EBITDA(1) of $2.2 million

$MM (except shipments and per share data)
	Q3 2020	Q4 2020	FY 2019	FY 2020
Shipments (tonnes)	203,022	194,940	811,244	811,176
Net sales	$392.9	$389.1	$1,836.6	$1,605.1
Net income (loss)	$(58.2)	$(35.5)	$(80.8)	$(123.3)
Diluted earnings (loss) per share	$(0.65)	$(0.40)	$(0.91)	$(1.38)
Adjusted net income (loss)(1)	$(64.4)	$(30.6)	$(129.2)	$(112.4)
Adjusted earnings (loss) per share(1)	$(0.67)	$(0.32)	$(1.35)	$(1.17)
Adjusted EBITDA(1)	$(31.4)	$0.8	$(31.2)	$2.2

Notes:
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures

In the fourth quarter of 2020, shipments of primary aluminum decreased by 4 percent sequentially. Net sales for the fourth quarter of 2020 decreased by 1 percent sequentially, due to lower shipment volume which was partially offset by higher aluminum prices.
Century reported a net loss of $(35.5) million for the fourth quarter of 2020, a $22.7 million improvement sequentially primarily due to higher aluminum prices. Fourth quarter results were negatively impacted by $4.9 million of exceptional items, in particular $13.6 million of unrealized losses on forward derivative contracts (net of tax) partially offset by a $5.5 million litigation settlement. Thus, Century reported an adjusted net loss of $(30.6) million for the fourth quarter of 2020, a $33.8 million improvement sequentially.
Adjusted EBITDA for the fourth quarter of 2020 was $0.8 million, an increase of $32.2 million from the prior quarter primarily driven by higher aluminum prices.
Century's cash position at quarter end was $81.6 million and availability under our revolving credit facilities was $100.6 million.

For the full year 2020, shipments of primary aluminum were flat compared with the full year 2019. Net sales for the full year 2020 decreased $231.5 million sequentially, primarily driven by aluminum prices and regional premiums.
Century reported a net loss of $(123.3) million for the full year 2020, a $42.5 million decline from the full year 2019. Full year 2020 results were negatively impacted by $10.9 million of exceptional items, in particular $16.0 million of unrealized losses on forward derivative contracts (net of tax). Thus, Century reported an adjusted net loss of $(112.4) million, a $16.8 million improvement from the full year 2019.
Adjusted EBITDA for the full year 2020 was $2.2 million, an increase of $33.4 million compared to the prior year, primarily driven by lower raw material and power costs, which more than offset lower aluminum prices and regional premiums.
"Manufacturing activity remains robust in our markets, especially in the U.S.," commented Michael Bless, President and Chief Executive Officer. "Demand has continued to improve across a broad spectrum of intermediate and end markets. The availability of metal units is tight, particularly in value-added products. Coupled with a number of supportive technical trends, these factors have led to strengthening commodity prices and product premiums. In the absence of a meaningful deterioration in the global efforts to counter the pandemic, we see no change to the positive fundamental environment. We are watching closely for cost increases that often come during times such as these; thus far the impact has not been significant."

Mr. Bless continued, "The majority of our operations are stable and producing at expected levels of cost and efficiency. Hawesville continues to recover from two almost simultaneous adverse events in December, one related to cold weather and one to high voltage equipment; we are on plan to return the plant to a normal operating profile by the end of the quarter. Despite the impact of this unexpected issue, financial performance for the quarter was favorable and the results were as expected. The company's profitability and cash flow at current commodity prices is strong, and this environment will manifest in our financial results in the coming quarters."

"We made excellent progress on all major strategic fronts during the last several months," concluded Mr. Bless. "We and Santee Cooper, Mt. Holly's power supplier, made good headway on a longer-term power agreement during the fall and we thus agreed to a three-month extension of the expiring contract to give the teams time to finish their work; this process was completed successfully in late January. The new agreement, which is awaiting state approval, will run through December 2023. The contract will allow us to make the necessary deferred investments and to expand production to seventy five percent of capacity; this process will take place largely during 2021. We are very encouraged by the Biden administration's resolute support of U.S. manufacturing generally, and the U.S. primary aluminum industry in particular. Such an environment should provide myriad opportunities for Century to invest in and grow our business. Last, we continue to make excellent progress on various sustainability initiatives, the latest of which is a five-year agreement to supply Hammerer Aluminium Industries with low-carbon Natur-AlTM. We are very excited about this development, and are working to expand this business over the coming year."

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance.  These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash.  Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management.  The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, adjusted net income, adjusted earnings per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies.  Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement

This press release and statements made by Century Aluminum Company management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements about future events and are based on our current expectations.  These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may."  Our forward-looking statements include, without limitation, statements with respect to: our assessment of global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our assessment of alumina pricing and costs associated with our other key raw materials, including power; the impact of the ongoing COVID-19 pandemic, and governmental guidance and regulations aimed at addressing the pandemic, including any possible impact on our business, operations, financial condition, results of operation, global supply chains or workforce; the future financial and operating performance of Century and its subsidiaries; our ability to successfully manage market risk and to control or reduce costs; our plans and expectations with respect to future operations, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; our plans with regards to future operations of our Mt. Holly smelter, including our expectations as to the finalization of a new power contract and restart of curtailed production at Mt. Holly and expectations as to the costs and benefits associated with such restart project; our plans with regards to future operations of our Hawesville smelter, including our expectations as to the restart of curtailed production at Hawesville and bringing the smelter back to full production and expectations as to the costs and benefits associated with this restart project; our ability to successfully obtain long-term competitive power arrangements for our operations; the impact of Section 232 relief, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; the impact of any new or changed law, regulation, including, without limitation, sanctions or other similar remedies or restrictions; our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; our ability to repay or refinance debt in the future; our ability to recover losses from our insurance; estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; our assessment of any future tax audits or insurance claims and their respective outcomes; negotiations with labor unions; our assessment of any information technology related risks, including the risk from cyberattack or data security breaches; and our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements.  Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission.  Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended.  Many of these factors are beyond our ability to control or predict.  Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31	September 30	December 31
	2019	2020	2020
NET SALES:
Related parties	$293.0	$235.8	$233.1
Other customers	142.5	157.1	156.0
Total net sales	435.5	392.9	389.1
Cost of goods sold	428.8	420.0	390.3
Gross profit (loss)	6.7	(27.1)	(1.2)
Selling, general and administrative expenses	9.1	11.0	11.8
Other operating (income) expense - net	0.5	(0.2)	0.2
Operating income (loss)	(2.9)	(37.9)	(13.2)
Interest expense - Hawesville term loan	(0.8)	(0.4)	(0.3)
Interest expense	(5.7)	(9.1)	(8.7)
Interest income	0.2	0.1	0.2
Net gain (loss) on forward and derivative contracts	1.3	(9.4)	(15.4)
Loss on early extinguishment of debt	—	(1.2)	—
Other income (expense) - net	0.5	0.0	0.5
Income (loss) before income taxes and equity in earnings of joint ventures	(7.4)	(57.9)	(36.9)
Income tax benefit (expense)	2.7	(0.3)	1.5
Income (loss) before equity in earnings of joint ventures	(4.7)	(58.2)	(35.4)
Equity in earnings (losses) of joint ventures	(0.1)	—	(0.1)
Net income (loss)	$(4.8)	$(58.2)	$(35.5)

Net income (loss) allocated to common stockholders	$(4.8)	$(58.2)	$(35.5)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.05)	$(0.65)	$(0.40)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	89.0	89.5	89.7

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended December 31,
	2019	2020

NET SALES:
Related parties	$1,191.6	$1,025.5
Other customers	645.0	579.6
Total net sales	1,836.6	1,605.1
Cost of goods sold	1,860.5	1,641.6
Gross profit (loss)	(23.9)	(36.5)
Selling, general and administrative expenses	47.4	43.5
Other operating (income) expense - net	0.8	0.5
Operating income (loss)	(72.1)	(80.5)
Interest expense - Hawesville term loan	(2.1)	(1.9)
Interest expense	(23.0)	(29.7)
Interest income	0.8	0.8
Net gain (loss) on forward and derivative contracts	12.0	(17.3)
Loss on early extinguishment of debt	—	(1.2)
Other income (expense) - net	(1.1)	3.5
Income (loss) before income taxes and equity in earnings of joint ventures	(85.5)	(126.3)
Income tax benefit (expense)	8.4	3.1
Income (loss) before equity in earnings of joint ventures	(77.1)	(123.2)
Loss on sale of BHH	(4.3)	—
Equity in earnings (losses) of joint ventures	0.6	(0.1)
Net income (loss)	$(80.8)	$(123.3)

Net income (loss) allocated to common stockholders	$(80.8)	$(123.3)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.91)	$(1.38)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	88.8	89.5

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(Unaudited)
	December 31, 2019	December 31, 2020
ASSETS
Cash and cash equivalents	$38.9	$81.6
Restricted cash	0.8	2.7
Accounts receivable - net	70.1	51.0
Due from affiliates	30.1	10.3
Inventories	320.6	291.1
Derivative assets	14.6	6.4
Prepaid and other current assets	12.2	12.9
Total current assets	487.3	456.0
Property, plant and equipment - net	949.2	880.4
Other assets	62.7	61.5
Due from affiliates - less current portion	0.5	1.7
TOTAL	$1,499.7	$1,399.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$97.1	$106.1
Interest payable	—	15.0
Due to affiliates	32.9	21.7
Accrued and other current liabilities	61.5	59.4
Accrued employee benefits costs	10.4	10.3
Hawesville term loan	20.0	20.0
U.S. revolving credit facility	4.0	—
Industrial revenue bonds	7.8	7.8
Total current liabilities	233.7	240.3
Senior notes payable	249.2	243.1
Hawesville term loan - less current portion	20.0	—
Iceland revolving credit facility	—	45.0
Accrued pension benefits costs - less current portion	60.8	65.2
Accrued postretirement benefits costs - less current portion	100.7	101.5
Other liabilities	42.4	44.8
Leases - right of use liabilities	22.8	24.3
Due to affiliates - less current portion	—	0.1
Deferred taxes	95.1	89.2
Total noncurrent liabilities	591.0	613.2

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 67,323 outstanding at December 31, 2019; 160,000 issued and 63,589 outstanding at December 31, 2020)	0.0	0.0
Common stock (one cent par value, 195,000,000 authorized; 96,372,182 issued and 89,185,661 outstanding at December 31, 2019; 97,242,318 issued and 90,055,797 outstanding at December 31, 2020)	1.0	1.0
Additional paid-in capital	2,526.5	2,530.0
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(109.8)	(118.8)
Accumulated deficit	(1,656.4)	(1,779.8)
Total shareholders’ equity	675.0	546.1
TOTAL	$1,499.7	$1,399.6

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(80.8)	$(123.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss on sale of Baise Haohai Carbon Co., Ltd.	4.3	—
Unrealized (gain) loss on derivative instruments	(11.4)	15.7
Lower of cost or NRV inventory adjustment	18.8	45.0
Depreciation and amortization	83.2	83.0
Loss on early extinguishment of debt	—	1.0
Other non-cash items - net	(5.9)	(0.9)
Change in operating assets and liabilities:
Accounts receivable - net	12.4	19.1
Due from affiliates	(7.1)	20.8
Inventories	4.4	(15.5)
Prepaid and other current assets	2.7	0.6
Accounts payable, trade	(25.2)	20.6
Due to affiliates	22.6	(22.4)
Accrued and other current liabilities	2.7	(1.2)
Ravenswood retiree medical settlement	(2.0)	(2.0)
Other - net	(1.0)	2.4
Net cash provided by (used in) operating activities	17.7	42.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(59.6)	(13.4)
Proceeds from sale of property, plant and equipment	—	1.6
Proceeds from sale of joint venture	20.8	—
Net cash provided by (used in) investing activities	(38.8)	(11.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	—	(250.0)
Proceeds from issuance of debt	—	243.8
Borrowing under Hawesville term loan	40.0	—
Repayments on Hawesville term loan	—	(20.0)
Borrowings under revolving credit facilities	388.1	258.9

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2019	2020
Repayments under revolving credit facilities	(407.3)	(217.9)
Debt issuance costs	—	(1.1)
Debt retirement costs	—	(0.2)
Other short-term borrowings	3.4	—
Repayment on other short-term borrowings	(3.4)	—
Issuance of common stock	0.3	—
Net cash provided by (used in) financing activities	21.1	13.5
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	—	44.6
Cash, cash equivalents and restricted cash, beginning of year	39.7	39.7
Cash, cash equivalents and restricted cash, end of year	$39.7	$84.3

Supplemental Cash Flow Information:
Cash paid for:
Interest	$21.8	$14.5
Taxes	0.5	0.2
Non-cash investing activities:
Capital expenditures	3.0	0.9

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales $	Tonnes	Sales $	Tonnes	Sales $
2020
4th Quarter	116,839	$243.1	78,101	$145.5	194,940	$388.6

3rd Quarter	118,835	$221.8	84,187	$138.4	203,022	$360.2

2019
4th Quarter	119,983	$263.5	82,887	$159.2	202,870	$422.7

Full year 2020	495,433	$985.3	315,743	$570.8	811,176	$1,556.1

Full year 2019	495,096	$1,143.8	316,148	$628.3	811,244	$1,772.1
    Notes:
    (1) Excludes scrap aluminum sales and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	September 30, 2020		December 31, 2020
	$MM	EPS	$MM	EPS
Net income (loss) as reported	$(58.2)	$(0.65)	$(35.5)	$(0.40)
Lower of cost or NRV inventory adjustment, net of tax	(15.4)	(0.17)	(2.4)	(0.02)
Unrealized (gain) loss on derivative instruments, net of tax	8.0	0.09	13.6	0.15
Sebree equipment failure, net of insurance proceeds	—	—	(0.8)	(0.01)
Loss on early extinguishment of debt	1.2	0.01	—	—
Litigation settlement	—	—	(5.5)	(0.06)
Impact of preferred shares	—	0.05	—	0.02
Adjusted net income (loss)	$(64.4)	$(0.67)	$(30.6)	$(0.32)

	Three months ended
	September 30, 2020	December 31, 2020
Net Income (loss) as reported	$(58.2)	$(35.5)
Interest expense	9.1	8.7
Interest expense - Hawesville term loan	0.4	0.3
Interest income	(0.1)	(0.2)
Net (gain) loss on forward and derivative contracts	9.4	15.4
Loss on early extinguishment of debt	1.2	—
Other (income) expense - net	0.0	(0.5)
Income tax expense (benefit)	0.3	(1.5)
Equity in (Earnings)/Losses of joint venture	$—	$0.1
Operating income (loss)	$(37.9)	$(13.2)
Lower of cost or NRV inventory adjustment	(16.4)	(2.4)
Sebree equipment failure, net of insurance proceeds	—	(0.8)
Litigation settlement	—	(5.5)
Depreciation and amortization	22.9	22.7
Adjusted EBITDA	$(31.4)	$0.8

	Twelve months ended
	December 31, 2019		December 31, 2020
	$MM	EPS	$MM	EPS
Net income (loss) as reported	$(80.8)	$(0.91)	$(123.3)	$(1.38)
Lower of cost or NRV inventory adjustment, net of tax	(35.0)	(0.39)	0.7	0.01
Unrealized (gain) loss on derivative instruments, net of tax	(10.0)	(0.11)	16.0	0.18
Sebree equipment failure, net of insurance proceeds	(10.2)	(0.12)	(1.5)	(0.02)
Hawesville restart project	2.5	0.03	—	—
Loss on sale of BHH	4.3	0.05	—	—
Loss on early extinguishment of debt	—	0.00	1.2	0.01
Litigation settlement	—	—	(5.5)	(0.06)
Impact of preferred shares	—	0.10	—	0.09
Adjusted net income (loss)	$(129.2)	$(1.35)	$(112.4)	$(1.17)

	Twelve months ended
	December 31, 2019	December 31, 2020
Net Income (loss) as reported	$(80.8)	$(123.3)
Interest expense	23.0	29.7
Interest expense - Hawesville term loan	2.1	1.9
Interest income	(0.8)	(0.8)
Net (gain) loss on forward and derivative contracts	(12.0)	17.3
Loss on early extinguishment of debt	—	1.2
Other (income) expense - net	1.1	(3.5)
Income tax expense (benefit)	(8.4)	(3.1)
Loss on sale of BHH	4.3	—
Equity in earnings of joint ventures	(0.6)	0.1
Operating income (loss)	$(72.1)	$(80.5)
Lower of cost or NRV inventory adjustment	(36.5)	0.8
Sebree equipment failure, net of insurance proceeds	(10.3)	(1.5)
Litigation settlement	0.7	(5.5)
Depreciation and amortization	87.0	88.9
Adjusted EBITDA	$(31.2)	$2.2

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company